Filed pursuant to Rule 424(b)(4)

Under the Securities Act of 1933, as amended

Registration No. 333-213575

PARETEUM CORPORATION

56,615,035 Shares of Common Stock

This prospectus relates to the resale of up to 56,615,035 shares of common stock, par value $0.00001 per share, of Pareteum Corporation (“we,” “us,” “our,” or the “Company”) held by certain selling stockholders, consisting of the following:

•	an aggregate of 25,234,050 shares of common stock issued and/or issuable upon the conversion of 9% unsecured subordinated convertible promissory notes, including interest accrued thereon, issued by the Company in a private placement offering that began on December 18, 2015 and closed on March 21, 2016 (the “Offering”);
•	an aggregate of 15,895,406 shares of common stock issued and/or issuable upon the exercise of warrants issued to the investors and to Dawson James Securities, Inc. (the “Placement Agent”) in the Offering; and
•	an aggregate of 15,485,579 shares of common stock issued to certain of our employees, directors, officers and consultants, as compensation for services rendered to the Company or as part of a severance arrangement.

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby.  However, we may receive proceeds from the exercise of the warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of the warrants.

Our common stock is listed on the NYSE MKT under the symbol “TEUM.” On November 4, 2016, the last reported sale price of our common stock on the NYSE MKT was $0.1711 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4  to read about factors you should consider before investing in shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

2

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Pareteum Corporation. and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

The Company is a mobile telecommunications technology provider. Our technology makes it quick and simple to setup a new mobile network or brand, or to reduce the costs of managing a legacy network. By deploying our platform, our customers are able to quickly go to market with a wide range of mobile-network services. We do this by offering a ‘single sign-on’ cloud-service which includes Software as a Service (“SaaS”), Platform as a Service (“PaaS”), and even Infrastructure as a Service (“IaaS”). The mobile network, brand, or other enterprise customer, chooses the deployment and functionality to meet its needs. We also provide cloud-based authentication and voice-biometrics technology and services through our wholly owned subsidiary, ValidSoft UK Limited (“ValidSoft”).

The Company is comprised of an experienced sales team, architects, software developers, implementation specialists and an operations team bringing turnkey mobile solutions to the telecommunications industry and to other enterprises that depend on communications. The Company deployed its first Mobile Virtual Network Operator (“MVNO”) platform for a major mobile network operator (“MNO”) in 2008 and has installed managed services platforms for clients globally. Individually, each of the managed services platform implementations has the capacity to support large numbers of subscribers and is capable of supporting multiple service brands through white label deployments. Our platform hosts integrated IT/Back Office and Core Network functionality for MNOs, MVNOs and Mobile Virtual Network Enablers and Aggregators (“MVNEs” and “MVNAs”) on a fully outsourced SaaS, PaaS and/or IaaS basis: made available either as an on-premise solution or as a fully hosted service in ‘the cloud’ depending on the needs of our customers. We also deliver an Operational Support System (“OSS”) for channel partners, with Application Program Interfaces (“APIs”) for integration with third party systems, workflows for complex application orchestration, customer support with branded portals and plug-ins for a multitude of other applications. These features facilitate and improve the ability of our channel partners to provide support and to drive sales.

Our valuable intellectual property subsists in our proprietary technology, some of which is patented and patent-pending. We own and manage the source code for over two-thirds of our ET-BOSS™ mobile network platform components, and we own all the source code in Business Support Systems and Operations Support Systems (“OSS”) elements within the platform, our industry expertise, in-depth industry knowledge and trade secrets. Our software and source code is in continuous development, and is copyright protected. This is a key competitive and strategic advantage. It allows us to be autonomous with the ability to modify and expand the platform capabilities.

Corporate Information

Our principal executive offices are located at 100 Park Avenue, Suite 1600, New York City, NY 10017. Our telephone number is (212)-984-1096. Our corporate website is http://www.pareteum.com. The information on our website is not a part of, or incorporated in, this prospectus.

3

The Offering

Common stock outstanding:	163,991,861 shares as of August 1, 2016

Common stock offered herein:	56,615,035 shares

Common stock outstanding after the offering:	220,606,896 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants and Placement Agent Warrants issued in the Offering (to the extent the “cashless exercise” provision is not applicable or not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of the Warrants or Placement Agent Warrants will be exercised. See “Use of Proceeds.”

Quotation of common stock:	Our common stock is listed on the NYSE MKT under the symbol “TEUM.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) Assumes the exercise of all warrants and the conversion of all notes currently held by the selling stockholders listed herein.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement, including from the our Annual Report on Form 10-K for the years ended December 31, 2014 and 2015 and our Quarterly Reports on Form 10-Q. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.  However, we may receive proceeds from the sale of securities upon the exercise of the Warrants and Placement Agent Warrants issued in the Offering (to the extent the “cashless exercise” provision is not applicable or not utilized by the holder).

4

Any net proceeds we receive will be used for general corporate and working capital or other purposes that the Board of Directors deems to be in the best interest of the Company.  No assurances can be given that any of the Warrants or Placement Agent Warrants will be exercised. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated prices as they may determine from time to time.

The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of our common stock.

SELLING STOCKHOLDERS

Transactions with Selling Stockholders

Dawson James Financing

Beginning on December 18, 2015 through March 21, 2016, we consummated a series of closings (the “Closings”) of a private placement offering of Units (as defined below) to “accredited investors” for aggregate gross proceeds of $3,548,000. We sold an aggregate of 118.27 units (the “Units”) for $30,000 per Unit at the Closings. Each Unit consists of: (i) one 9% unsecured subordinated convertible promissory note in the principal amount of $30,000 due three years from the date of issuance (each a “Note” and collectively the “Notes”) which is convertible into shares (the “Note Shares”) of common stock at the option of the holder at a conversion price of $.30 per share and (ii) a five-year warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one hundred thousand (100,000) shares of common stock (the “Warrant Shares”) at an exercise price of $.30 per share.

The Notes are mandatorily convertible if the price of the Company’s common stock exceeds $1.00 (subject to adjustment) for ninety (90) consecutive calendar days prior to the maturity date. Additionally, each Note holder has the right at any time prior to the maturity date of the Note, to convert the principal amount then outstanding into shares of common stock. Upon a voluntary conversion prior to the maturity date, 50% of the interest that would have been payable between the date of the voluntary conversion and the maturity date (the “Unpaid Interest Amount”) will be converted into (i) such number of shares of common stock equal to the 50% of Unpaid Interest Amount (the “Unpaid Interest Shares”) and (ii) warrants to purchase such number of shares of common stock equal to 100% of the Unpaid Interest Shares with an exercise price of $.45 per share.

The Warrants entitle the holders to purchase shares of common stock reserved for issuance thereunder for a period of five years from the date of issuance and contain certain anti-dilution rights on terms specified in the Warrants. The Notes and Warrants are both subject to full ratchet anti-dilution protection for the first 24 months following the issuance date of each such security (the last date on which each security has full ratchet anti-dilution protection, the “Full Ratchet Date”) and weighted average anti-dilution protection for the 12 months period following the Full-Ratchet Date.

In addition to the Units, we will pay to each investor that participated in the Offering an amount equal to ten percent (10%) of such investors original investment in cash (the “Cash Payment”); provided, however, the Cash Payment will be made if and only if the sale of our wholly owned subsidiaries, ValidSoft Ltd and ValidSoft UK Limited is consummated prior to December 31, 2016.

5

In connection with the Offering, the Company retained Dawson James Securities, Inc. to act as the Placement Agent. For acting as placement agent, we agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of up to one percent (1%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) at the final Closing one five-year warrant to purchase such number of shares equal to 7% of the shares underlying the Notes sold in this Offering at an exercise price of $.30 and one five-year warrant to purchase such number of shares equal to 7% of the shares underlying the Warrants sold in this Offering at an exercise price of $.45 (collectively, the “Placement Agent Warrants”).

Following the final Closing of the Offering, the Company issued securities at a price per share equal to $0.215. As a result, the conversion prices of the Notes and the exercise price for the Warrants and Placement Agent Warrants was reduced to $0.215 per share.

Compensation for Services Rendered

We have paid to certain of our employees, directors and officers shares of common stock in lieu of cash as compensation for services rendered by such parties or as part of severance arrangements. We have also issued shares of common stock to certain of our consultants in payment of their consulting fees. All of these selling stockholders received their shares prior to the initial filing of this prospectus and/or had a pre-existing relationship with the Company prior to such filing.

Selling Stockholder Table

The following table sets forth certain information as of August 31, 2016 regarding the selling stockholders and the shares offered by them in this prospectus. In computing the number of shares owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 168,149,756 shares of common stock outstanding as of August 31, 2016 plus shares the selling stockholders will receive upon exercise of warrants or conversion of debt which are being offered in this offering.

Except as set forth below, no selling stockholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Except as set forth below, none of the selling stockholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders, aside from the Placement Agent, are a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

6

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (1)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (1)
Carl Eric Mayer (2)	0	554,419	0	*
Carole J. Duncan (3)	0	138,605	0	*
Chris Sidhilall (4)	0	554,419	0	*
Christopher L. Santos and Elizabeth Santos, JTWROS (5)	0	462,016	0	*
Daniel Ryan Cotter & Stephanie Paige Cotter, JTIC (6)	0	277,210	0	*
David L. Eaton (7)	0	554,419	0	*
David L. Mcclain (8)	28,000	138,605	28,000	*
Donald Myrtue (9)	0	554,419	0	*
DRAM Investments, LP (10) (69)	0	554,419	0	*
Edward M. Giles (11)	0	924,032	0	*
Elmer Salovich Rev Liv Trust dtd 12/16/96 (12)	0	1,016,435	0	*
F. Larry Holcomb (13)	0	277,210	0	*
F. Richard Stark (14)	505,668	277,210	505,668	*
Francis Howard (15)	0	924,032	0	*
Frank Garofalo (16)	0	554,419	0	*
George A. Long, III (17)	0	554,419	0	*
George Abraham (18)	0	277,210	0	*
George Duncan (19)	0	314,172	0	*
Gerald D. Johnson and Janice M. Johnson, JTWROS (20)	0	277,210	0	*
Gilya Alchits (21)	20,000	231,009	20,000	*
Gregory A. Harrison (22)	0	2,494,884	0	*
Jane Cotter (23)	0	277,210	0	*
Jason Curtis (24)	0	831,628	0	*
Jerald Horowitz (25)	0	138,605	0	*
Jon J. Blum, Jr. TOD Mary P. Blum (26)	0	277,210	0	*
Jordan Family LLC (27) (70)	250,820	1,386,047	250,820	*
Joseph F. Gunther (28)	0	277,210	0	*
Joseph M. Kazickas (29)	0	277,210	0	*
Joseph Sabatino (30)	0	277,210	0	*
Kathleen Cotter (31)	0	277,210	0	*
Kent Kingman (32)	0	277,210	0	*
Larry Hopfenspirger (33)	0	1,441,489	0	*
Lepler Family Trust DTD December 2000 (34)	0	277,210	0	*
Manor Plumbing (35)	0	462,016	0	*
Michael Berenhaus (36)	0	831,628	0	*
Michael Cotter (37)	0	277,210	0	*
Michael S. Brodherson, M.D. (38)	0	924,032	0	*
Michael S. Chester and Mary-Ann Stadtler Chester (39)	0	277,210	0	*
Mr. James Anderson (40)	0	693,024	0	*
Nigel F. Burrow (41)	0	277,210	0	*
Norman L. McClain & Ona Lou McClain, JTTEN (42)	4,650	138,605	4,650	*
Patrick Cotter (43)	0	277,210	0	*

7

Paul & Teri Sallwasser, JTWROS (44)	0	1,940,466	0	*
Paul Berger (45)	0	277,210	0	*
Richard A. Matza Revocable Trust U/A/D 12/20/12 (46)	0	277,210	0	*
Richard Horowitz (47)	0	138,605	0	*
Robert B. Stanger (48)	0	277,210	0	*
Robert Kiesz (49)	0	138,605	0	*
Robert Lindmark (50)	0	554,419	0	*
Ron Craft (51)	0	415,814	0	*
Ruth Bernstein (52)	0	277,210	0	*
Samuel Kirk Abshire, MD, LLC (53)	0	277,210	0	*
Scott E. Douglass (54)	0	1,108,838	0	*
Stephen Baksa (55)	0	924,032	0	*
Sterne Agee & Leach C/F Greg Friedman Roth IRA (56)	0	60,063	0	*
Sterne Agee & Leach C/F Susan Friedman Roth IRA (57)	0	60,063	0	*
Sterne Agee & Leach, Inc. C/F David Hawks, R/O IRA (58)	0	277,210	0	*
Sterne Agee & Leach, Inc. C/F Nazim Lokhandwala R/O IRA (59)	0	277,210	0	*
Sterne Agee Leach c/f Palmer Arnold Roth IRA (60)	153,583	462,016	153,583	*
Steven Wallitt (61)	0	277,210	0	*
T&I Limited (62) (71)	0	924,032	0	*
Thesken Family Ltd Partnership #3 (63) (72)	0	277,210	0	*
Timothy Douglas Quartly-Watson (64)	0	277,210	0	*
Virginia Anne Cahal (65)	0	554,419	0	*
William S. Atkins Living Trust U/A 8/14/98 (66)	0	277,210	0	*
William T. Vogt, Jr. (67)	0	369,614	0	*
Dawson James Securities, Inc. (68)	0	1,655,734	0	*
David Weinstein (73)	0	540,586	0	*
Steven Freifeld (74)	0	2,146	0	*
Saffelberg Investments NV (75)	23,685,801	6,689,059	23,685,801	14%
Alliance Funds, LLC (76)	750,000	750,000	0	*
Cross River Initiatives LLC (77)	4,400,000	4,400,000	0	*
Libertas Law Group, Inc. (78)	1,000,000	1,000,000	0	*
CorProminence (79)	284,252	284,252	0	*
Karkinos IP Consulting Ltd. (80)	1,036,585	1,036,585	0	*
Gary Brandt (81)	1,000,000	1,000,000	0	*
Patrick Carroll (82)	3,195,114	1,283,203	1,911,911	1.14%
Alex Vermeulen (83)	800,000	800,000	0	*
Alysa BVBA (84)	981,536	129,699	851,837	*
Scere Company Italy SrL (85)	107,017	107,017	0	*

8

Zacks Investment Research, Inc. (86)	175,000	175,000	0	*
LMI Europe BV (87)	2,437,335	1,600,000	837,335	*
Quico Technology S.P.L. (88)	436,946	200,000	236,946	*
Interact Holding WLL (89)	2,847,774	1,150,000	1,697,774	1.00%
Benoit Benard Fauve	121,559	121,559	0	*
Owen Tippett	102,398	102,398	0	*
Malcolm Dallamore	62,698	62,698	0	*
Wei-Ming Liu	78,910	78,910	0	*
Salleh Mustaffa	64,563	64,563	0	*
Nisha Luggah	45,091	45,091	0	*
Federico Leonardo Alegre	79,252	79,252	0	*
Shazan Hussain	88,816	88,816	0	*
Karandeep Rayaguru	40,992	40,992	0	*
Shakeeb Ahmed	88,816	88,816	0	*
Niharika Jain	68,320	68,320	0	*
Shawn Edmunds	44,285	44,285	0	*
Dan Thornhill	149,633	149,633	0	*
John Petersen	147,080	147,080	0	*
Jon Alford	148,778	148,778	0	*
Douwe Korff	122,977	122,977	0	*
Steve Bingle	82,784	82,784	0	*
Damian McHugh	32,871	32,871	0	*

* Less than 1%.

1)	Assumes the sale of all shares offered pursuant to this prospectus.

2)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

3)	Consists of 88,605 shares of commons stock underlying Notes, including interest thereon, and 50,000 shares of common stock underlying Warrants.

4)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

5)	Consists of 295,349 shares of commons stock underlying Notes, including interest thereon, and 166,667 shares of common stock underlying Warrants.

6)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

7)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

8)	Consists of 88,605 shares of commons stock underlying Notes, including interest thereon, and 50,000 shares of common stock underlying Warrants.

9)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

10)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

9

11)	Consists of 590,698 shares of commons stock underlying Notes, including interest thereon, and 333,334 shares of common stock underlying Warrants.

12)	Consists of 649,768 shares of commons stock underlying Notes, including interest thereon, and 366,667 shares of common stock underlying Warrants.

13)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

14)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

15)	Consists of 590,698 shares of commons stock underlying Notes, including interest thereon, and 333,334 shares of common stock underlying Warrants.

16)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

17)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

18)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

19)	Consists of 200,838 shares of commons stock underlying Notes, including interest thereon, and 113,334 shares of common stock underlying Warrants.

20)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

21)	Consists of 147,675 shares of commons stock underlying Notes, including interest thereon, and 83,334 shares of common stock underlying Warrants.

22)	Consists of 1,594,884 shares of commons stock issued upon conversion of the Notes, including interest thereon, and 900,000 shares of common stock underlying Warrants.

23)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

24)	Consists of 531,628 shares of commons stock underlying Notes, including interest thereon, and 300,000 shares of common stock underlying Warrants.

25)	Consists of 88,605 shares of commons stock underlying Notes, including interest thereon, and 50,000 shares of common stock underlying Warrants.

26)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

27)	Consists of 886,047 shares of commons stock underlying Notes, including interest thereon, and 500,000 shares of common stock underlying Warrants.

28)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

29)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

10

30)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

31)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

32)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

33)	Consists of 921,489 shares of commons stock underlying Notes, including interest thereon, and 520,000 shares of common stock underlying Warrants.

34)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

35)	Consists of 295,349 shares of commons stock underlying Notes, including interest thereon, and 166,667 shares of common stock underlying Warrants.

36)	Consists of 531,628 shares of commons stock underlying Notes, including interest thereon, and 300,000 shares of common stock underlying Warrants.

37)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

38)	Consists of 590,698 shares of commons stock underlying Notes, including interest thereon, and 333,334 shares of common stock underlying Warrants.

39)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

40)	Consists of 443,024 shares of commons stock underlying Notes, including interest thereon, and 250,000 shares of common stock underlying Warrants.

41)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

42)	Consists of 88,605 shares of commons stock underlying Notes, including interest thereon, and 50,000 shares of common stock underlying Warrants.

43)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

44)	Consists of 1,240,466 shares of commons stock underlying Notes, including interest thereon, and 700,000 shares of common stock underlying Warrants.

45)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

46)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

47)	Consists of 88,605 shares of commons stock underlying Notes, including interest thereon, and 50,000 shares of common stock underlying Warrants.

48)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

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49)	Consists of 88,605 shares of commons stock underlying Notes, including interest thereon, and 50,000 shares of common stock underlying Warrants.

50)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

51)	Consists of 265,814 shares of commons stock underlying Notes, including interest thereon, and 150,000 shares of common stock underlying Warrants.

52)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

53)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

54)	Consists of 708,838 shares of commons stock underlying Notes, including interest thereon, and 400,000 shares of common stock underlying Warrants.

55)	Consists of 590,698 shares of commons stock underlying Notes, including interest thereon, and 333,334 shares of common stock underlying Warrants.

56)	Consists of 38,396 shares of commons stock underlying Notes, including interest thereon, and 21,667 shares of common stock underlying Warrants.

57)	Consists of 38,396 shares of commons stock underlying Notes, including interest thereon, and 21,667 shares of common stock underlying Warrants.

58)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

59)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

60)	Consists of 295,349 shares of commons stock underlying Notes, including interest thereon, and 166,667 shares of common stock underlying Warrants.

61)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

62)	Consists of 590,698 shares of commons stock underlying Notes, including interest thereon, and 333,334 shares of common stock underlying Warrants.

63)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

64)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

65)	Consists of 354,419 shares of commons stock underlying Notes, including interest thereon, and 200,000 shares of common stock underlying Warrants.

66)	Consists of 177,210 shares of commons stock underlying Notes, including interest thereon, and 100,000 shares of common stock underlying Warrants.

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67)	Consists of 236,280 shares of commons stock underlying Notes, including interest thereon, and 133,334 shares of common stock underlying Warrants.

68)	Consists of 1,665,734 shares of common stock underlying Warrants. Robert D. Keyser has voting and investment power over the securities held by Dawson James Securities, Inc.

69)	David N. Olshansky has voting and investment power over the securities held by DRAM Investments, LP

70)	Patricia Jordan has voting and investment power over the securities held by Jordan Family LLC

71)	Gillian Bush has voting and investment power over the securities held by T&I Limited

72)	Robert L. Thesken has voting and investment power over the securities held by Thesken Family Ltd Partnership #3

73)	Consists of 540,586 shares of common stock underlying Warrants.

74)	Consists of 2,146 shares of common stock underlying Warrants.

75)	Consists of 4,276,061 shares of common stock underlying Notes, including interest thereon, and 2,412,998 shares of common stock underlying Warrants. Mr. Jos Sluys has voting and investment power over the securities held by Saffelberg Investment NV. The number of shares held prior to the offering includes shares held by PI-Saffel which is also controlled by Mr. Jos Sluys. PI-Saffel is an affiliate of the Company.

76)	Thomas Walsh has voting and investment power over the securities held by Alliance Funds, LLC.

77)	Andrew Wilder has voting and investment power over the securities held by Cross River Initiatives LLC.

78)	Mary Y. Abdou has voting and investment power over the securities held by Libertas Law Group, Inc.

79)	Scott Gordon has voting and investment power over the securities held by CorProminence.

80)	Alexander Korff, the Company’s general counsel and secretary, has voting and investment power over the securities held by Karkinos IP Consulting Ltd.

81)	Gary Brandt is the Chief Restructuring Officer of the Company.

82)	Patrick Carroll is the former President of the Company.

83)	Alex Vermeulen is the former general counsel and secretary of the Company.

84)

Yves van Sante, a director of the Company, has voting and investment power over the securities held by Alysa BVBA. The number of shares of common stock owned prior to the offering and following the offering includes 851,837 shares held individually by Yves Van Sante.

85)	Alex Vermeulen, the former general counsel and secretary of the Company, has voting and investment power over the securities held by Scere Company Italy SrL.

86)	Len Zachs has voting and investment power over the securities held by Zachs Investment Research, Inc.

87)	Mark Nije, the former Chief Financial Officer of the Company, has voting and investment power over the securities held by LMI Europe BV. The number of shares of common stock owned prior to the offering and following the offering includes 695,425 shares held individually by Mark Nije.

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88)	Marcel Hulleman has voting and investment power over the securities held by Quico Technology S.P.L. The number of shares of common stock owned prior to the offering and following the offering includes 35,606 shares held individually by Marcel Hulleman.

89)	Martin Zuubier, the former Chief Technology Officer and Co-President of the Company, has voting and investment power over the securities held by Interact Holding WLL.

PLAN OF DISTRIBUTION

Selling Stockholders

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         transactions involving cross or block trades;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         in privately negotiated transactions;

•         short sales after the registration statement, of which this prospectus forms a part, becomes effective;

•         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         “at the market” into an existing market for the common stock;

•         through the writing of options on the shares;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

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The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, the Placement Agent is an “underwriter” within the meaning of the Securities Act.  This offering as it relates to the Placement Agent will terminate on the date that all shares issued to and issuable to the Placement Agent that are offered by this prospectus have been sold by the Placement Agent. With regard only to the shares it sells for its own behalf, Saffelberg Investments NV may be an “underwriter” within the meaning of the Securities Act. This offering as it relates to Saffelberg Investments NV will terminate on the date that all shares issued to and issuable to Aspire Capital that are offered by this prospectus have been sold by Saffelberg Investments NV.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

As of August 31, 2016, there were 168,149,756 shares of common stock issued and outstanding, held of record by approximately 4,081 stockholders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

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Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

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The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the NYSE MKT under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2015 and 2014 have been incorporated by reference in the registration statement in reliance upon the report of Squar Milner, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering, including information filed after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016;
2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 16, 2016 and August 16, 2016, respectively;
3.	Our Current Reports on Form 8-K filed with the SEC on January 22, 2016, February 4, 2016, February 18, 2016, February 19, 2016, March 23, 2016, March 25, 2016, April 7, 2016, June 2, 2016, June 15, 2016, August 5, 2016, August 12, 2016, August 16, 2016 August 29, 2016, September 21, 2016, October 4, 2016, October 6, 2016, November 3, 2016, November 4 and November 7, 2016;

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4.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 7, 2016 as amended on July 18, 2016; and
5.	The description of our common stock contained in our Form 8-A filed on November 30, 2011.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 100 Park Avenue, New York, New York 10017. Our telephone number is (212) 984-1096. Information about us is also available at our website at http://www.pareteum.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

PARETEUM CORPORATION

56,615,035 Shares of Common Stock

PROSPECTUS

  November 15, 2016

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